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                ITEM 14. C(1) 23 CONSENT OF PRICE WATERHOUSE LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 26, 1988; September 13, 1993; October 25, 1994; October 23, 1995 and January 21, 1997 of ICO, Inc. of our report dated December 19, 1997 appearing on Page F-2 of this Form 10-K.



PRICE WATERHOUSE LLP

Houston, Texas
December 26, 1997





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